UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

Rouse Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant's telephone number, including area code:  (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2013, Rouse Properties, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with certain affiliates of The Macerich Company pursuant to which the Company expects to acquire two enclosed regional malls (the “Properties”) for an aggregate purchase price of approximately $292.5 million (the “Acquisition”).  The Company will assume the outstanding debt on the Properties of approximately $224.3 million, with the remainder of the purchase price anticipated to be funded from cash on hand and available credit lines.  The Acquisition is subject to the completion of due diligence and customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
		Name:	Susan Elman
		Title:	Executive Vice President and General Counsel